Exhibit 99.3

Pogo Producing Company

Supplemental  Information (Unaudited)

	Quarter Ended
	March 31
Operating Data	2007	2006
Net Natural Gas Sales (Mcf/day)
Domestic	206,043	207,693
Canada	80,000	74,511
Total Natural Gas	286,043	282,204

Gas Price ($/Mcf)
Domestic	$6.45	$7.13
Canada	$6.96	$7.82
Average Gas Price	$6.59	$7.31

Net Liquids Production (Bbl/day)
Crude & Condensate
Domestic	15,690	19,274
Canada	13,256	14,111
Total Crude & Condensate	28,946	33,385

Plant Products
Domestic	4,337	4,998
Canada	1,439	1,178
Total Plant Products	5,776	6,176

Total Liquids	34,722	39,561

Average Prices ($/Bbl)
Crude & Condensate
Domestic	$54.88	$54.60
Canada	$46.72	$43.29
Average Crude & Cond. Prices	$51.14	$49.83

Average Prices ($/Bbl)
Plant Products
Domestic	$35.09	$33.38
Canada	$34.94	$38.50
Average Plant Product Prices	$35.05	$34.37

Selected Balance Sheet Data

($ in 000's)	3/31/2007	12/31/2006
Total Assets	$6,946,209	$6,971,135
Long-term Debt *	2,311,000	2,322,000
Shareholders' Equity	2,558,286	2,567,400

*                    Excludes debt discount of $2,339 at 12/31/06 and $2,284 at 03/31/07